Exhibit 3




                               TRANSFER AGREEMENT


               TRANSFER AGREEMENT, dated as of January 20, 1999, by and among THE GOLDMAN SACHS GROUP, L.P., a Delaware Limited Partnership ("GS Group"), STONE STREET FUND 1998 L.P., a Delaware Limited Partnership ("Stone Street"), and BRIDGE STREET FUND 1998 L.P., a Delaware limited partnership ("Bridge Street").

               WHEREAS, GS Group is hereby selling to Stone Street and Stone Street is hereby buying from GS Group, for an aggregate purchase price of Four Million Two Hundred Twenty-Four Thousand Nine Hundred Thirteen Dollars ($4,224,913), 42,249 shares of 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $1.00 per share, of Carmike Cinemas, Inc. (the "Company"); and

               WHEREAS, GS Group is hereby selling to Bridge Street and Bridge Street is hereby buying from GS Group, for an aggregate purchase price of One Million Two Hundred Seventy-Five Thousand Eighty-Seven Dollars ($1,275,087), 12,751 shares of 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Company.


               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


               1. Stone Street hereby purchases 42,249 shares of 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Company, for an aggregate purchase price of Four Million Two Hundred Twenty-Four Thousand Nine Hundred Thirteen Dollars ($4,224,913) from GS Group.

2. Bridge Street hereby purchases 12,751 shares of 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $1.00 per share, of the Company, for an aggregate purchase price of One Million Two Hundred
     Seventy-Five Thousand Eighty-Seven Dollars ($1,275,087), from GS Group.

               3. GS Group hereby assigns, and each of Stone Street and Bridge Street hereby assumes, all of the rights and obligations under that certain Stock Purchase Agreement, dated as of November 22, 1998, by and among the Company and GS Capital Partners III, L.P. and certain of its affiliates (the "Stock Purchase Agreement") as if it were a Purchaser (as defined in the Stock Purchase Agreement) of the 5.5% Series A Senior Cumulative Convertible Exchangeable Preferred Stock, par value $1.00, of the Company, being transferred hereby.

               4. Each of Stone Street and Bridge Street hereby agrees to be bound by the terms of that certain Letter Agreement dated as of January 15, 1999, by and among the Company and GS Capital Partners III, L.P., and certain of its affiliates (the "Letter Agreement"), relating to the maturity date of Convertible Debt referred to in the Letter Agreement, as if it were an original party to the Letter Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first written above.



                              THE GOLDMAN SACHS GROUP, L.P.

                                  The Goldman Sachs Corporation, General Partner

                                  By:   /s/ Sanjeev K. Mehra
                                        ---------------------------------
                                        Name:  Sanjeev K. Mehra
                                        Title: Executive Vice President


                              STONE STREET FUND 1998, L.P.

                                  By:  Stone Street Advantage Corp.,
                                        General Partner

                                 By:   /s/ Katherine B. Enquist
                                       ---------------------------------
                                       Name:  Katherine B. Enquist
                                       Title:   Vice President


                               BRIDGE STREET FUND 1998, L.P.

                                  By:   Stone Street Advantage Corp.,
                                         Managing General
                                         Partner


                                  By:   /s/ Katherine B. Enquist
                                        --------------------------------
                                        Name:  Katherine B. Enquist
                                        Title: Vice President

               The Company hereby acknowledges, consents, and agrees to the transfers, assignments and assumptions provided for herein, including for purposes of Section 12.4 of the Stock Purchase Agreement.





                                  CARMIKE CINEMAS, INC.

                                      By:   /s/ F. Lee Champion III
                                            ------------------------------
                                            Name:  F. Lee Champion III
                                            Title: Senior Vice President